SECURITIES AND EXCHANGE COMMISSION

                      Washington, DC  20549




                            FORM 8-K


                          Current Report
               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



Date of Report (Date of Earliest Event Reported)    July 26, 1994





             IOWA-ILLINOIS GAS AND ELECTRIC COMPANY
       (Exact Name of Registrant as Specified in Charter)



     Illinois                1-3573               42-0673189
 (State or other          (Commission          (I.R.S. Employer
  jurisdiction            File Number)        Identification No.)
of incorporation)



206 East Second Street, Davenport, Iowa                   52801
(Address of Principal Executive Offices)               (Zip Code)



Registrant's telephone number, including area code (319) 326-7111



                              None
  (Former name or former address, if changed since last report)

Item 5.   Other Events

          On July 26, 1994, Iowa-Illinois Gas and Electric Company, an Illinois corporation ("Iowa-Illinois"), Midwest Resources Inc., an Iowa corporation ("Resources"), Midwest Power Systems Inc., an Iowa corporation and a subsidiary of Resources ("Midwest Power"), and MidAmerican Energy Company, an Iowa corporation fifty percent of whose outstanding capital stock is owned by each of Iowa-Illinois and Resources ("MidAmerican"), entered into an Agreement and Plan of Merger dated as of July 26, 1994 (the "Merger Agreement"), providing for the merger of Iowa-Illinois, Resources and Midwest Power with and into MidAmerican. The Merger Agreement and the press release issued in connection therewith, are filed herewith as Exhibit 2.1 and 99.1, respectively, and are incorporated by reference herein. The description of the Merger Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Merger Agreement.


Item 7.   Financial Statements and Exhibitors.

C.   Exhibits:

Exhibit Number      Exhibit

2.1                 Agreement and Plan of Merger dated as of July
                    26, 1994, by and among Midwest Resources
                    Inc., Midwest Power Systems Inc., Iowa-
                    Illinois Gas and Electric Company and
                    MidAmerican Energy Company.

99.1                Joint Press Release, dated July 27, 1994 of
                    Iowa-Illinois Gas and Electric Company and
                    Midwest Resources Inc.

                           SIGNATURES


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         IOWA-ILLINOIS GAS AND ELECTRIC COMPANY


                         By: /s/ LANCE E. COOPER
                             L. E. Cooper, Vice President-Finance
                             and Chief Financial Officer

Dated:  July 29, 1994

                         EXHIBIT INDEX


Exhibit No.    Description

2.1            Agreement and Plan of Merger dated as of July 26,
               1994 by and among Midwest Resources Inc., Midwest
               Power Systems Inc., Iowa-Illinois Gas and Electric and MidAmerican Energy Company.

99.1           Joint Press Release, dated July 27, 1994 by Iowa-
               Illinois Gas and Electric Company and Midwest
               Resources Inc.